UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On May 18, 2021 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Evoqua Water Technologies Corp., a Delaware corporation (the “Company”), approved the grant of special one-time restricted stock unit (“Special RSUs”) and performance share unit (“Special PSUs”) awards under the Company’s Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “Equity Plan”) to certain executive officers of the Company, including Ron C. Keating (President and Chief Executive Officer), Benedict J. Stas (Executive Vice President, Chief Financial Officer and Treasurer), Rodney O. Aulick (Executive Vice President, Integrated Solutions and Services Segment President), Hervé P. Fages (Executive Vice President, Applied Product Technologies Segment President), and Snehal A. Desai (Executive Vice President, Chief Growth Officer).
Given the highly competitive nature of the market for executive talent and the impact that the loss of key members of the executive leadership team would have on the Company at this stage of its development, the Compensation Committee, in consultation with its independent compensation consultant and the independent members of the Board of Directors, determined that it was in the best interests of the Company and its stockholders to grant the Special RSUs and Special PSUs to the team in order to promote retention, reward performance and incent them to continue to drive stockholder return. With the assistance of its independent compensation consultant, the Compensation Committee considered market information, share usage and dilution, among other issues, in determining the type and value of incentive awards to grant to the executive leadership team to accomplish these objectives.
Messrs. Keating, Stas, Aulick, Fages, and Desai received grants of Special RSUs and Special PSUs as follows:

Name	Special RSUs*	Special PSUs (at target)*
Ron C. Keating	164,031	328,061
Benedict J. Stas	17,575	35,150
Rodney O. Aulick	8,788	17,575
Herve P. Fages	8,788	17,575
Snehal A. Desai	8,788	17,575
* The number of shares subject to each award was determined by dividing the dollar value of each award by the Company’s average closing price per share for the 30 trading days prior to and including the Grant Date. Each unit is the economic equivalent of one share of the Company’s common stock.
Subject to the applicable executive officer’s continued employment with the Company and the terms and conditions of the Equity Plan and the related award agreement, (i) the Special RSUs will vest ratably over a three-year period on each annual anniversary of the Grant Date and (ii) the Special PSUs will be earned incrementally in three tranches of 25%, 25%, and 50% after one-, two- and three-year performance periods, respectively, and will cumulatively be paid, if earned, after the end of the three-year performance period ending on May 18, 2024, based on the Company’s total stockholder return (“TSR”) compared to peer water companies, including certain U.S.-listed companies included in the S&P Global Water Index (the “Peer Companies”). Each tranche of the Special PSUs reflects the right to receive between 50% and 100% of the shares underlying such tranche based on the Company’s TSR as compared to the Peer Companies (“Relative TSR”) for the applicable performance period. Subject to certain exceptions provided in the award agreements in the event of death, disability or change in control, for each tranche, Special PSUs will be earned based on the following performance levels:

Performance Level	Relative TSR	% of Tranche Earned
Target	Equal To or Greater Than 80th Percentile	100%
Threshold	60th Percentile	50%
Below Threshold	Below 60th Percentile	0%

Linear interpolation will be used to determine the percentage of each tranche earned when the Company’s Relative TSR falls between the 60th percentile and the 80th percentile for the applicable performance period. The payout for each tranche of the Special PSUs is capped at target (or 100%) even if the Company’s Relative TSR exceeds the 80th percentile for the applicable performance period. If the Company’s TSR is negative for any performance period, the number of Special PSUs that may vest for the corresponding tranche will be capped at 50% of the amount that otherwise would have been earned for such period.

The foregoing descriptions of the Special RSUs and Special PSUs do not purport to be complete and are qualified in their entirety by reference to the forms of Special RSU and Special PSU award agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Special Restricted Stock Unit Award Agreement
10.2	Form of Special Performance Share Unit Award Agreement
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer